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                                                                   EXHIBIT 10.29

                                PROMISSORY NOTE
                                ---------------
                               February 21, 1997


     FOR VALUE RECEIVED, the undersigned Peter E. Oettinger ("Dr. Oettinger"), an individual residing at 4 Phlox Lane, Acton, Massachusetts 01720, promises to pay to the order of Photoelectron Corporation (the "Company"), a Massachusetts corporation with its principal place of business at 5 Forbes Road, Lexington, Massachusetts 02173, on or before February 21, 1998, the principal sum of $80,211.26 Dollars ($) together with simple interest from the date hereof on the
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principal amount from time to time unpaid at the rate of 5% per annum.  All
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accrued but unpaid interest will be paid upon the payment in full of the principal hereof. This note may be prepaid in whole or in part at any time without premium, penalty or prior notice.

     In the event that Dr. Oettinger (a) fails to make any payment of principal or interest on this note as provided herein, or (b) files any petition under any bankruptcy or insolvency law or for the appointment of a receiver or makes a general assignment for the benefit of creditors, or (c) has filed against him an involuntary petition under any bankruptcy or insolvency law and such petition is consented to by Dr. Oettinger or is not dismissed or stayed within 60 days after the filing of such petition (a "default"), their the holder hereof may by notice in writing to Dr. Oettinger declare the entire unpaid principal of this note, together with accrued interest thereon, immediately due and payable. No failure by the holder to take action with respect to any such default shall affect its subsequent rights to take action with respect to the same or any other default. In the event of default Dr. Oettinger agrees to pay all reasonable costs of collection, including reasonable attorneys' fees, to the extent allowed by law. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or any other right. A waiver of any right on any one or more occasion shall not operate as a bar or waiver of any right on any future occasion.

     All payments to the holder hereof shall be made at the address set forth above or at such other address as the holder hereof shall specify in writing to Dr. Oettinger.

     This note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

    The Company and all endorsers and guarantors of this note hereby waive presentment, demand, notice of nonpayment and protest except as provided in this note.
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IN WITNESS WHEREOF, the undersigned Peter E. Oettinger has caused this note to be executed under seal as of the date first set forth above.



Peter E. Oettinger